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                                                                  EXHIBIT 10



               SECOND AMENDMENT TO EXECUTIVE EMPLOYMENT AGREEMENT


         THIS SECOND AMENDMENT TO EXECUTIVE EMPLOYMENT
AGREEMENT made and entered into as of this ___ day of July, 1999 (the "Agreement") by and between PENNSYLVANIA PHYSICIANS CARE SERVICE CORP., a Pennsylvania corporation (the "Employer"), and Richard A. Felice, an individual residing at 6 Foxfield Court, Mechanicsburg, PA 17055 (the "Executive").


                               W I T N E S S E T H

         WHEREAS, Employer is a wholly-owned subsidiary of Pennsylvania Physician Healthcare Plan, Inc., a Pennsylvania corporation ("PPHP");

         WHEREAS, Pursuant to that certain Executive Employment Agreement, dated September 3, 1996, between the Employer and the Executive, the Executive has been employed by the Employer;

         WHEREAS, Pursuant to that certain Amendment to Executive Employment Agreement, dated September 2, 1997, certain of the terms and provisions of the Executive Employment Agreement were amended (as so amended, the Employment Agreement");

         WHEREAS, it was the express understanding and intention of the parties that amounts payable to the Executive in respect of severance be directly based upon the Executive's annual salary as then in effect, and the parties past behavior has been predicated upon this understanding;

         WHEREAS, the Employment Agreement contained an inadvertent typographical error which failed to reflect this understanding;

         WHEREAS, the Employer recognizes that the Executive's experience, knowledge, background and position are valuable attributes in the successful operation of the Employer's business; and

         WHEREAS, the Employer and the Executive desire to further amend the Employment Agreement, all in accordance with the terms, conditions, and covenants hereinafter contained.
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         NOW, THEREFORE, in consideration of the premises and the mutual covenants and promises hereinafter contained, and other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto intending to be legally bound hereby agree as follows:

                                    ARTICLE I
                                    AMENDMENT

          1.01 Section 4a. Section 4a of the Employment Agreement is hereby amended by deleting the first sentence thereof in its entirety and substituting in lieu thereof the following:

         "For all duties to be performed by Executive in any capacity hereunder, Executive shall receive an annual salary of Two Hundred and Forty-Six Thousand Seven Hundred and Fifty Dollars ($246,750) per year ("Annual Salary") payable in installments twice per month, in accordance with Employer's regular practice for executive employees."

         1.02 Section 5d. Section 5d of the Employment Agreement is hereby amended by deleting the first sentence thereof in its entirety and substituting in lieu thereof the following:

         "If Employer terminates the Agreement prior to the end of the Initial Term or any Renewal Term, except for Good and Sufficient Cause, or if Employer provides notice, pursuant to Section 1 hereof, of its election not to enter into any of the Renewal Terms commencing September 3, 1997, September 3, 1998, September 3, 1999 or September 3, 2000, then Employer shall pay Executive, as Executive's sole remedy and in full satisfaction of any and all payments or damages due under any agreement, $252,750, plus all amounts in respect of accrued salary and vacation pay to the date of termination."

         1.03 Section 5e(1). Section 5e(1) of the Employment Agreement is hereby amended by deleting such section in its entirety and substituting in lieu thereof the following:

         "(1) In the event that one or more of the affiliates of Employer shall be restructured (herein "Restructured Corporation") by (i) merger or consolidation with any "Other Entity," or by (ii) transfer of all or substantially all of its or their assets to any Other Entity so that Executive is no longer Chief Executive Officer of such affiliate(s) by
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         reason of Executive's not being offered to continue in such position by such Restructured Corporation, or if so offered, Employee does not accept such position, Executive shall have the right to terminate this Agreement within thirty (30) days of the effective date of such restructuring and Corporation shall then become obligated to pay Executive $252,750, plus all amounts in respect of accrued salary and vacation pay to the date of termination, as severance in addition to the severance payable to Executive pursuant to Section 5d hereof. Such payments shall be payable in installments over one (1) year in accordance with Employer's regular payroll schedule. In the event that Executive shall accept a position with the Restructured Corporation, or its affiliates, at an annual salary less than that provided for in
         Section 4a hereof, Employer shall pay Executive the difference between such annual salary and the amount provided for under Section 4a hereof for a period of twenty-four (24) months. Such payments shall be payable in installments over such twenty-four(24) month period in accordance with Employer's regular payroll schedule. Notwithstanding the foregoing, all payments hereunder shall be reduced to the extent required so that such payments shall not be a parachute payment within the meaning of Section 280G(b) of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder, or successor provisions of similar import, such determination to be made by the principal independent accounting firm then servicing PPHP."

         1.04 Section 5e(2). Section 5e(2) of the Employment Agreement is hereby amended by deleting the first paragraph thereof in its entirety and substituting in lieu thereof the following:

         "(2) For purposes of this section, "Other Entity" shall mean an entity of which 50% or more of the combined voting power of its outstanding voting securities entitled to vote generally in the election of directors is held by persons who were not stockholders of Corporation immediately prior to such event."


                                   ARTICLE II
                               GENERAL PROVISIONS

         2.01 Employment Agreement. Except as set forth herein, all other terms of the Employment Agreement shall remain in full force and effect and shall be deemed unmodified and unchanged by reason of this Agreement.

         2.02 Amendment and Waiver. This Agreement may not be changed or terminated orally. No waiver of compliance with any provision or condition hereof, and no consent
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provided for herein shall be effective unless evidenced by an instrument in writing duly executed by the party hereto sought to be charged with such waiver or consent.

         2.03 Headings; Governing Laws; Counterparts. The Article or Section headings of this Agreement are for convenience of reference only and do not form a part hereof and do not in any way modify, interpret or construe the intentions of the parties. This Agreement may be executed in one or more counterparts and all such counterparts shall constitute one and the same instrument. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania without giving effect to the conflict of laws principles thereof.

         2.04 Binding Effect; Benefits. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed on the day and year first above written.


                                           PENNSYLVANIA PHYSICIANS
                                           CARE SERVICE CORP.



                                           By: /s/ Gary C. Brown, M.D.
                                               --------------------------------
                                               Name:  Gary C. Brown, M.D.
                                               Title: Chairman of the Board



                                               /s/ Richard A. Felice
                                               --------------------------------
                                               Richard A. Felice



















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